Exhibit 3.1(x)(i)

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                            ARTICLES OF INCORPORATION

                                       OF

                     MONETARY MANAGEMENT OF CALIFORNIA, INC.

                                    * * * * *



               FIRST:  That the name of the corporation is
                     MONETARY MANAGEMENT OF CALIFORNIA, INC.
               SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               THIRD: The name of this corporation's initial agent for service of process in the State of California is:
                             C T CORPORATION SYSTEM

               FOURTH: The total number of shares which the corporation is authorized to issue is twenty thousand (20,000) of the par value of One Dollar ($1.00) each.

               FIFTH: The name and address of each person appointed to act as initial director is as follows:


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               NAME                          ADDRESS
               ----                          -------

          JOHN T. GORMAN                345 Hudson Street
                                        New York, New York 10014

          EDWARD R. LARKIN              401 Parkway Boulevard
                                        Broomall, Pennsylvania 19008

          MORRIS WEISSMAN               345 Hudson Street
                                        New York, New York 10014


               IN WITNESS WHEREOF, the undersigned have executed these Articles this 29th day of October, 1986.



                                        /s/
                                        ------------------------------
                                        John T. Gorman, Director



                                        /s/
                                        ------------------------------
                                        Edward R. Larkin, Director



                                        /s/
                                        ------------------------------
                                        Morris Weissman, Director



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               We hereby declare that we are the persons who executed the foregoing Articles of Incorporation, which execution is our act and deed.


                                        /s/ John T. Gorman
                                        -------------------------
                                        John T. Gorman, Director



                                        /s/ Edward R. Larkin
                                        --------------------------
                                        Edward R. Larkin, Director



                                        /s/ Morris Weissman
                                        -------------------------
                                        Morris Weissman, Director



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